Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2011

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2011

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet	3-4
Net Interest Margin and Selected Income Statement Information	5
Loans, Loans Held for Sale, and Net Unfunded Commitments	6
Allowances for Credit Losses	7
Purchase Accounting Accretion, Accretable Net Interest, and Purchased Impaired Loans	8
Nonperforming Assets and Troubled Debt Restructurings	9-10
Accruing Loans Past Due	11

Business Segment Results:

Descriptions	12
Income and Revenue	13
Period End Employees	13
Retail Banking	14-15
Corporate & Institutional Banking	16
Asset Management Group	17
Residential Mortgage Banking	18
Non-Strategic Assets Portfolio	19
Glossary of Terms	20-23

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 18, 2012. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management, and residential mortgage banking, providing many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., Wisconsin, and Georgia. PNC also provides certain products and services internationally.

FLAGSTAR BRANCH ACQUISITION

Effective December 9, 2011, PNC acquired 27 branches in metropolitan Atlanta, Georgia from Flagstar Bank, FSB, a subsidiary of Flagstar Bancorp, Inc., and assumed approximately $210 million of deposits associated with those branches.

PENDING ACQUISITION OF RBC BANK (USA)

On June 19, 2011, PNC entered into a definitive agreement to acquire RBC Bank (USA), the US retail banking subsidiary of Royal Bank of Canada, with more than 400 branches in North Carolina, Florida, Alabama, Georgia, Virginia, and South Carolina. The transaction is expected to add approximately $19 billion of deposits and $16 billion of loans to PNC’s Consolidated Balance Sheet and to close in March 2012, subject to remaining customary closing conditions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
Interest Income
Loans	$1,902	$1,904	$1,905	$1,884	$1,962	$7,595	$8,276
Investment securities	523	511	549	578	602	2,161	2,389
Other	109	115	93	121	107	438	485

Total interest income	2,534	2,530	2,547	2,583	2,671	10,194	11,150

Interest Expense
Deposits	139	167	180	182	205	668	963
Borrowed funds	196	188	217	225	265	826	957

Total interest expense	335	355	397	407	470	1,494	1,920

Net interest income	2,199	2,175	2,150	2,176	2,201	8,700	9,230

Noninterest Income
Asset management	250	287	288	263	303	1,088	1,054
Consumer services	269	330	333	311	322	1,243	1,261
Corporate services (a)	266	187	228	217	370	898	1,082
Residential mortgage	157	198	163	195	157	713	699
Service charges on deposits	140	140	131	123	132	534	705
Net gains on sales of securities	62	68	82	37	68	249	426
Net other-than-temporary impairments	(44)	(35)	(39)	(34)	(44)	(152)	(325)
Other (b)	250	194	266	343	394	1,053	1,044

Total noninterest income	1,350	1,369	1,452	1,455	1,702	5,626	5,946

Total revenue	3,549	3,544	3,602	3,631	3,903	14,326	15,176
Provision For Credit Losses	190	261	280	421	442	1,152	2,502
Noninterest Expense
Personnel	1,052	949	976	989	1,032	3,966	3,906
Occupancy	198	171	176	193	194	738	730
Equipment	177	159	158	167	176	661	668
Marketing	74	72	63	40	70	249	266
Other (c) (d)	1,218	789	803	681	868	3,491	3,043

Total noninterest expense	2,719	2,140	2,176	2,070	2,340	9,105	8,613

Income from continuing operations before income taxes and noncontrolling interests	640	1,143	1,146	1,140	1,121	4,069	4,061
Income taxes	147	309	234	308	301	998	1,037

Income from continuing operations before noncontrolling interests	493	834	912	832	820	3,071	3,024
Income from discontinued operations (e) (f)							373

Net income	493	834	912	832	820	3,071	3,397

Less: Net income (loss) attributable to noncontrolling interests	17	4	(1)	(5)	(3)	15	(15)
Preferred stock dividends	24	4	24	4	24	56	146
Preferred stock discount accretion and redemptions	1		1		1	2	255

Net income attributable to common shareholders	$451	$826	$888	$833	$798	$2,998	$3,011

Basic Earnings Per Common Share
Continuing operations	$.86	$1.57	$1.69	$1.59	$1.52	$5.70	$5.08
Discontinued operations							.72

Net income	$.86	$1.57	$1.69	$1.59	$1.52	$5.70	$5.80
Diluted Earnings Per Common Share
Continuing operations	$.85	$1.55	$1.67	$1.57	$1.50	$5.64	$5.02
Discontinued operations							.72

Net income	$.85	$1.55	$1.67	$1.57	$1.50	$5.64	$5.74
Average Common Shares Outstanding
Basic	524	524	524	524	524	524	517
Diluted	526	526	527	526	526	526	520

Efficiency	77%	60%	60%	57%	60%	64%	57%

Noninterest income to total revenue	38%	39%	40%	40%	44%	39%	39%

Effective tax rate (g)	23.0%	27.0%	20.4%	27.0%	26.9%	24.5%	25.5%

The after-tax amounts below were calculated using a marginal federal income tax rate of 35% and include applicable income tax adjustments. The portion of our BlackRock shares and the after-tax gain on the sale of GIS also reflect the impact of state income taxes.

(a)	Includes impairment charges/recoveries related to commercial mortgage servicing rights. Refer to the business segment results for Corporate & Institutional Banking on page 16 for additional information.
(b)	Other noninterest income for the three months and year ended December 31, 2010 included a $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering. The impact on diluted earnings per share was $.19 for the three months and year ended December 31, 2010.
(c)	Other noninterest expense for the three months and year ended December 31, 2011 included a $198 million noncash charge ($129 million after taxes) for the unamortized discount related to redemption of $750 million of trust preferred securities during the fourth quarter of 2011. The impact on diluted earnings per share was $.24 for the three months and year ended December 31, 2011.
(d)	Includes expenses of $240 million and $324 million ($156 million and $210 million after taxes, respectively) for the three months and year ended December 31, 2011 for residential mortgage foreclosure-related expenses, primarily as a result of ongoing governmental matters. The impact on diluted earnings per share was $.30 and $.40 for the three months and year ended December 31, 2011. The impact for both the three months and year ended December 31, 2010 was $71 million ($46 million after taxes), with an impact on diluted earnings per share of $.09 for both periods.
(e)	Includes results of operations for PNC Global Investment Servicing Inc. (GIS) through June 30, 2010 and the related after-tax gain on sale. We sold GIS effective July 1, 2010, resulting in a gain of $639 million, or $328 million after taxes, recognized during the third quarter of 2010.
(f)	Net of income taxes of $338 million for the year ended December 31, 2010.
(g)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The lower effective tax rate for the second quarter of 2011 was primarily attributable to a $54 million benefit related to the reversal of deferred tax liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Assets
Cash and due from banks (a)	$4,105	$3,982	$3,865	$3,389	$3,297
Federal funds sold and resale agreements (b)	2,205	1,806	2,357	2,240	3,704
Trading securities	2,513	2,960	2,075	2,254	1,826
Interest-earning deposits with banks (a)	1,169	2,773	4,508	1,359	1,610
Loans held for sale (b)	2,936	2,491	2,679	2,980	3,492
Investment securities (a)	60,634	62,105	59,414	60,992	64,262
Loans (a) (b)	159,014	154,543	150,319	149,387	150,595
Allowance for loan and lease losses (a)	(4,347)	(4,507)	(4,627)	(4,759)	(4,887)

Net loans	154,667	150,036	145,692	144,628	145,708
Goodwill	8,285	8,207	8,182	8,146	8,149
Other intangible assets	1,859	1,949	2,412	2,618	2,604
Equity investments (a) (c)	10,134	9,915	9,776	9,595	9,220
Other (a) (b)	22,698	23,246	22,157	21,177	20,412

Total assets	$271,205	$269,470	$263,117	$259,378	$264,284

Liabilities
Deposits
Noninterest-bearing	$59,048	$55,180	$52,683	$48,707	$50,019
Interest-bearing	128,918	132,552	129,208	133,283	133,371

Total deposits	187,966	187,732	181,891	181,990	183,390
Borrowed funds
Federal funds purchased and repurchase agreements	2,984	3,105	3,812	4,079	4,144
Federal Home Loan Bank borrowings	6,967	5,015	5,022	5,020	6,043
Bank notes and senior debt	11,793	11,990	10,526	11,324	12,904
Subordinated debt	8,321	9,564	9,358	9,310	9,842
Other (a)	6,639	5,428	6,458	5,263	6,555

Total borrowed funds	36,704	35,102	35,176	34,996	39,488
Allowance for unfunded loan commitments and letters of credit	240	217	202	204	188
Accrued expenses (a)	4,175	3,587	3,502	3,078	3,188
Other (a)	4,874	5,590	7,473	5,393	5,192

Total liabilities	233,959	232,228	228,244	225,661	231,446

Equity
Preferred stock (d)
Common stock - $5 par value Authorized 800 shares, issued 537, 536, 536, 536, and 536 shares	2,683	2,682	2,682	2,682	2,682
Capital surplus - preferred stock	1,637	1,636	648	647	647
Capital surplus - common stock and other	12,072	12,054	12,025	12,056	12,057
Retained earnings	18,253	17,985	17,344	16,640	15,859
Accumulated other comprehensive income (loss)	(105)	397	69	(309)	(431)
Common stock held in treasury at cost: 10 shares	(487)	(535)	(533)	(584)	(572)

Total shareholders’ equity	34,053	34,219	32,235	31,132	30,242
Noncontrolling interests	3,193	3,023	2,638	2,585	2,596

Total equity	37,246	37,242	34,873	33,717	32,838

Total liabilities and equity	$271,205	$269,470	$263,117	$259,378	$264,284

Capital Ratios
Tier 1 common (e)	10.3%	10.5%	10.5%	10.3%	9.8%
Tier 1 risk-based (e)	12.6	13.1	12.8	12.6	12.1
Total risk-based (e)	15.8	16.5	16.2	16.2	15.6
Leverage (e)	11.1	11.4	11.0	10.6	10.2
Common shareholders’ equity to assets	12.0	12.1	12.0	11.8	11.2

(a)	Amounts include consolidated variable interest entities. Our 2011 Form 10-Qs included, and our 2011 Form 10-K will include, additional information regarding these items.
(b)	Amounts include assets for which PNC has elected the fair value option. Our 2011 Form 10-Qs included, and our 2011 Form 10-K will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.
(e)	The ratio as of December 31, 2011 is estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Year ended
In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,691	$22,822	$25,993	$29,134	$28,457	$25,892	$23,437
Non-agency	6,859	7,135	7,618	8,057	8,495	7,413	9,240
Commercial mortgage-backed	3,640	3,623	3,278	3,298	3,325	3,461	3,679
Asset-backed	3,832	3,817	3,185	2,757	2,824	3,402	2,240
US Treasury and government agencies	3,376	3,699	4,505	5,682	6,250	4,308	7,549
State and municipal	1,767	1,929	2,234	2,081	1,732	2,002	1,445
Other debt	2,731	3,113	3,578	3,994	3,618	3,350	2,783
Corporate stocks and other	446	449	376	443	418	428	448

Total securities available for sale	48,342	46,587	50,767	55,446	55,119	50,256	50,821
Securities held to maturity
Residential mortgage-backed	4,658	3,840	1,130			2,424
Commercial mortgage-backed	4,794	4,520	4,215	4,239	4,311	4,444	3,711
Asset-backed	1,353	1,863	2,276	2,463	2,849	1,985	3,409
State and municipal	670	389	8	8	8	271	8
Other	584	489	150	1	2	308	41

Total securities held to maturity	12,059	11,101	7,779	6,711	7,170	9,432	7,169

Total investment securities	60,401	57,688	58,546	62,157	62,289	59,688	57,990
Loans
Commercial	63,483	59,951	57,932	56,300	54,065	59,437	54,339
Commercial real estate	16,413	16,347	16,779	17,545	18,555	16,767	20,435
Equipment lease financing	6,233	6,150	6,189	6,307	6,375	6,219	6,276
Consumer	55,556	54,632	54,014	54,460	54,741	54,669	55,015
Residential real estate	14,474	14,717	15,001	15,518	16,145	14,924	17,709

Total loans	156,159	151,797	149,915	150,130	149,881	152,016	153,774
Loans held for sale	2,673	2,497	2,719	3,193	3,331	2,768	2,871
Federal funds sold and resale agreements	2,035	2,030	2,321	2,813	2,130	2,297	1,899
Other	7,138	10,060	7,241	5,802	6,164	7,571	8,215

Total interest-earning assets	228,406	224,072	220,742	224,095	223,795	224,340	224,749
Noninterest-earning assets:
Allowance for loan and lease losses	(4,472)	(4,592)	(4,728)	(4,835)	(5,039)	(4,656)	(5,144)
Cash and due from banks	3,883	3,544	3,433	3,393	3,516	3,565	3,569
Other	42,905	43,827	41,659	39,901	41,286	42,086	41,728

Total assets	$270,722	$266,851	$261,106	$262,554	$263,558	$265,335	$264,902

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Year ended
In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$58,897	$59,009	$58,594	$58,556	$58,436	$58,765	$58,264
Demand	29,338	27,654	26,912	26,313	25,388	27,563	25,025
Savings	8,545	8,305	8,222	7,656	7,221	8,185	7,005
Retail certificates of deposit	30,888	33,607	35,098	36,509	39,201	34,009	42,933
Other time	335	361	410	515	598	405	813
Time deposits in foreign offices	2,534	1,830	1,840	3,452	2,799	2,410	2,785

Total interest-bearing deposits	130,537	130,766	131,076	133,001	133,643	131,337	136,825
Borrowed funds
Federal funds purchased and repurchase agreements	3,714	3,685	4,138	6,376	4,552	4,469	4,309
Federal Home Loan Bank borrowings	6,090	5,015	5,021	5,088	6,168	5,305	7,996
Bank notes and senior debt	11,463	10,480	11,132	11,745	13,073	11,202	12,790
Subordinated debt	8,463	8,982	8,981	9,353	9,490	8,942	9,647
Other	5,935	5,736	5,713	5,847	4,947	5,808	5,438

Total borrowed funds	35,665	33,898	34,985	38,409	38,230	35,726	40,180

Total interest-bearing liabilities	166,202	164,664	166,061	171,410	171,873	167,063	177,005
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	55,946	53,300	49,720	47,755	47,998	51,707	45,076
Allowance for unfunded loan commitments and letters of credit	217	202	204	188	193	203	239
Accrued expenses and other liabilities	11,132	12,478	10,747	9,771	10,506	11,040	11,015
Equity	37,225	36,207	34,374	33,430	32,988	35,322	31,567

Total liabilities and equity	$270,722	$266,851	$261,106	$262,554	$263,558	$265,335	$264,902

(a) Calculated using average daily balances. Supplemental Average Balance Sheet Information (Unaudited) Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$130,537	$130,766	$131,076	$133,001	$133,643	$131,337	$136,825
Noninterest-bearing deposits	55,946	53,300	49,720	47,755	47,998	51,707	45,076

Total deposits	$186,483	$184,066	$180,796	$180,756	$181,641	$183,044	$181,901

Transaction deposits	$144,181	$139,963	$135,226	$132,624	$131,822	$138,035	$128,365

Common shareholders’ equity	$32,552	$32,124	$31,101	$30,193	$29,729	$31,501	$27,545

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Year ended
	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
Average yields/rates
Yield on interest-earning assets
Loans	4.85%	5.00%	5.11%	5.09%	5.21%	5.04%	5.42%
Investment securities	3.51	3.59	3.80	3.76	3.91	3.67	4.16
Other	3.68	3.14	3.04	4.16	3.61	3.48	3.74
Total yield on interest-earning assets	4.44	4.52	4.64	4.67	4.76	4.59	5.00
Rate on interest-bearing liabilities
Deposits	.42	.51	.55	.55	.61	.51	.70
Borrowed funds	2.17	2.20	2.46	2.35	2.74	2.31	2.39
Total rate on interest-bearing liabilities	.80	.86	.95	.95	1.08	.89	1.09

Interest rate spread	3.64	3.66	3.69	3.72	3.68	3.70	3.91
Impact of noninterest-bearing sources	.22	.23	.24	.22	.25	.22	.23

Net interest margin (b)	3.86%	3.89%	3.93%	3.94%	3.93%	3.92%	4.14%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011, and December 31, 2010 were $28 million, $27 million, $25 million, $24 million, and $22 million, respectively. The taxable-equivalent adjustments to net interest income for the years ended December 31, 2011 and December 31, 2010 were $104 million and $81 million, respectively.
(b)	A reconciliation of net interest margin to provision-adjusted net interest margin follows. We believe that provision-adjusted net interest margin, a non-GAAP measure, is useful as a tool to help evaluate the amount of credit related risk associated with interest-earning assets.

	Three months ended					Year ended
	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
Net interest margin, as reported	3.86%	3.89%	3.93%	3.94%	3.93%	3.92%	4.14%
Less: provision adjustment	.33	.46	.51	.76	.78	.51	1.11

Provision-adjusted net interest margin	3.53%	3.43%	3.42%	3.18%	3.15%	3.41%	3.03%

The adjustment represents annualized provision for credit losses divided by average interest-earning assets.

Selected Consolidated Income Statement Information (Unaudited)

	Three months ended					Year ended
In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
Noninterest Income
Gain on BlackRock transaction					$160		$160
Noninterest Expense
Noncash charge for the unamortized discount related to redemption of trust preferred securities	$198					$198
Expenses for residential mortgage foreclosure-related matters	$240	$63	$16	$5	$71	$324	$71
Integration costs	$28	$8	$5	$1	$78	$42	$387
Income Taxes
Benefit related to reversal of deferred tax liabilities (c)			$54			$54
Benefit related to a favorable IRS letter ruling (c)							$89
Income from Discontinued Operations, Net of Income Taxes
Gain on sale of GIS							$328
Net Income Attributable to Common Shareholders
TARP preferred stock accelerated discount accretion (d)							$250

(c)	Represents tax benefit recognized within Income taxes on our Consolidated Income Statement.
(d)	Represents accelerated accretion of the remaining issuance discount on redemption of the TARP preferred stock in February 2010. This resulted in a $.48 reduction to diluted earnings per share for the year ended December 31, 2010.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Details of Loans (Unaudited)

In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Commercial
Retail/wholesale trade	$11,539	$11,287	$10,952	$10,665	$9,901
Manufacturing	11,453	10,980	10,426	9,805	9,334
Service providers	9,717	9,326	8,984	8,690	8,866
Real estate related (a)	8,488	8,073	7,515	7,533	7,500
Financial services	6,646	5,676	5,206	5,034	4,573
Health care	5,068	4,668	4,115	3,839	3,481
Other industries	12,783	12,240	11,422	11,036	11,522

Total commercial	65,694	62,250	58,620	56,602	55,177

Commercial real estate
Real estate projects	10,640	10,936	11,086	11,581	12,211
Commercial mortgage	5,564	5,477	5,233	5,552	5,723

Total commercial real estate	16,204	16,413	16,319	17,133	17,934

Equipment lease financing	6,416	6,186	6,210	6,215	6,393

TOTAL COMMERCIAL LENDING	88,314	84,849	81,149	79,950	79,504

Consumer
Home equity
Lines of credit	22,491	22,677	22,838	23,001	23,473
Installment	10,598	10,486	10,541	10,655	10,753
Residential real estate
Residential mortgage	13,885	14,022	14,302	14,602	15,292
Residential construction	584	633	680	731	707
Credit card	3,976	3,785	3,754	3,707	3,920
Other consumer
Education	9,582	9,154	8,816	9,041	9,196
Automobile	5,181	4,447	3,705	3,156	2,983
Other	4,403	4,490	4,534	4,544	4,767

TOTAL CONSUMER LENDING	70,700	69,694	69,170	69,437	71,091

Total loans (b)	$159,014	$154,543	$150,319	$149,387	$150,595

(a) Includes loans to customers in the real estate and construction industries.
(b) Includes purchased impaired loans:	$6,667	$6,927	$7,256	$7,522	$7,780
Details of Loans Held for Sale (Unaudited)
In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Commercial mortgage	$1,294	$1,081	$1,226	$1,047	$1,207
Residential mortgage	1,522	1,353	1,351	1,840	1,890
Other	120	57	102	93	395

Total	$2,936	$2,491	$2,679	$2,980	$3,492

Net Unfunded Commitments (Unaudited)
In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Net unfunded commitments	$103,271	$103,236	$99,791	$96,781	$95,805

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Beginning balance	$4,507	$4,627	$4,759	$4,887	$5,231
Charge-offs:
Commercial	(143)	(193)	(185)	(179)	(331)
Commercial real estate	(90)	(92)	(124)	(158)	(181)
Equipment lease financing	(7)	(3)	(11)	(14)	(29)
Home equity	(109)	(123)	(112)	(140)	(124)
Residential real estate	(32)	(20)	(43)	(58)	(124)
Credit card	(50)	(51)	(60)	(74)	(73)
Other consumer	(51)	(42)	(49)	(51)	(62)

Total charge-offs	(482)	(524)	(584)	(674)	(924)
Recoveries:
Commercial	76	78	98	80	71
Commercial real estate	40	25	26	14	20
Equipment lease financing	13	13	15	9	18
Home equity	11	16	11	10	9
Residential real estate	1	8	1	1	(1)
Credit card	5	6	6	6	5
Other consumer	9	13	13	21	11

Total recoveries	155	159	170	141	133
Net (charge-offs) recoveries:
Commercial	(67)	(115)	(87)	(99)	(260)
Commercial real estate	(50)	(67)	(98)	(144)	(161)
Equipment lease financing	6	10	4	(5)	(11)
Home equity	(98)	(107)	(101)	(130)	(115)
Residential real estate	(31)	(12)	(42)	(57)	(125)
Credit card	(45)	(45)	(54)	(68)	(68)
Other consumer	(42)	(29)	(36)	(30)	(51)

Total net charge-offs	(327)	(365)	(414)	(533)	(791)
Provision for credit losses	190	261	280	421	442
Other		(1)
Net change in allowance for unfunded loan commitments and letters of credit	(23)	(15)	2	(16)	5

Ending balance	$4,347	$4,507	$4,627	$4,759	$4,887

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.83%	.95%	1.11%	1.44%	2.09%
Allowance for loan and lease losses to total loans	2.73	2.92	3.08	3.19	3.25
Commercial lending net charge-offs	$(111)	$(172)	$(181)	$(248)	$(432)
Consumer lending net charge-offs	(216)	(193)	(233)	(285)	(359)

Total net charge-offs	$(327)	$(365)	$(414)	$(533)	$(791)

Net charge-offs to average loans
Commercial lending	.51%	.83%	.90%	1.25%	2.17%
Consumer lending	1.22	1.10	1.35	1.65	2.01

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Beginning balance	$217	$202	$204	$188	$193
Net change in allowance for unfunded loan commitments and letters of credit	23	15	(2)	16	(5)

Ending balance	$240	$217	$202	$204	$188

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Purchase Accounting Accretion, Accretable Net Interest, and Purchased Impaired Loans (Unaudited)

Total Purchase Accounting Accretion

	Three months ended			Year ended
In millions	December 31 2011	September 30 2011	December 31 2010	December 31 2011	December 31 2010
Non-impaired loans	$80	$68	$73	$288	$366
Impaired loans
Scheduled accretion	154	166	175	666	885
Excess cash recoveries	61	72	133	254	483
Reversal of contractual interest on impaired loans	(102)	(99)	(121)	(395)	(529)

Total impaired loans	113	139	187	525	839
Securities	11	15	15	49	54
Deposits	77	90	112	358	545
Borrowings	(25)	(20)	(43)	(101)	(155)

Total	$256	$292	$344	$1,119	$1,649

Total Remaining Purchase Accounting Accretion

In billions	December 31 2011	September 30 2011	December 31 2010	December 31 2009
Non-impaired loans	$.9	$1.0	$1.2	$1.6
Impaired loans	2.1	2.3	2.2	3.5

Total loans (gross)	3.0	3.3	3.4	5.1
Securities	.4	.4	.5	.1
Deposits	.1	.2	.5	1.0
Borrowings	(.8)	(1.0)	(1.1)	(1.2)

Total	$2.7	$2.9	$3.3	$5.0

Accretable Net Interest - Purchased Impaired Loans

In billions		In billions		In billions
October 1, 2011	$2.3	January 1, 2011	$2.2	January 1, 2010	$3.5
Accretion	(.2)	Accretion	(.7)	Accretion	(.9)
Excess cash recoveries		Excess cash recoveries	(.2)	Excess cash recoveries	(.5)
Net reclass to accretable difference and other activity		Net reclass to accretable difference and other activity	.8	Net reclass to accretable difference and other activity	.1

December 31, 2011 (a)	$2.1	December 31, 2011	$2.1	December 31, 2010	$2.2

(a)	As of December 31, 2011, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $1.4 billion in future periods.

This will offset the total net accretable interest income of $2.1 billion on purchased impaired loans.

Valuation of Purchased Impaired Loans

	December 31, 2011		September 30, 2011		December 31, 2010		December 31, 2009
Dollars in billions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Unpaid principal balance	$1.0		$1.1		$1.8		$3.5
Purchased impaired mark	(.1)		(.2)		(.4)		(1.3)

Recorded investment	.9		.9		1.4		2.2
Allowance for loan losses	(.2)		(.2)		(.3)		(.2)

Net investment	.7	70%	.7	64%	1.1	61%	2.0	57%

Consumer and residential mortgage loans:
Unpaid principal balance	6.5		6.8		7.9		11.7
Purchased impaired mark	(.7)		(.8)		(1.5)		(3.6)

Recorded investment	5.8		6.0		6.4		8.1
Allowance for loan losses	(.8)		(.8)		(.6)		(.3)

Net investment	5.0	77%	5.2	76%	5.8	73%	7.8	67%

Total purchased impaired loans:
Unpaid principal balance	7.5		7.9		9.7		15.2
Purchased impaired mark	(.8)		(1.0)		(1.9)		(4.9)

Recorded investment	6.7		6.9		7.8		10.3
Allowance for loan losses	(1.0)		(1.0)		(.9)		(.5)

Net investment	$5.7	76%	$5.9	75%	$6.9	71%	$9.8	64%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Nonperforming loans, including TDRs (a)
Commercial
Retail/wholesale trade	$109	$117	$148	$180	$197
Manufacturing	117	149	160	213	250
Service providers	147	198	189	214	218
Real estate related (b)	252	256	261	253	233
Financial services	36	31	18	27	16
Health care	29	39	38	46	50
Other industries	209	204	233	270	289

Total commercial	899	994	1,047	1,203	1,253

Commercial real estate
Real estate projects	1,051	1,115	1,289	1,468	1,422
Commercial mortgage	294	310	378	416	413

Total commercial real estate	1,345	1,425	1,667	1,884	1,835

Equipment lease financing	22	30	35	41	77

TOTAL COMMERCIAL LENDING	2,266	2,449	2,749	3,128	3,165

Consumer (c)
Home equity	529	484	421	464	448
Residential real estate
Residential mortgage (d)	685	676	630	641	764
Residential construction	41	46	36	46	54
Credit card (e)	8	7	8
Other consumer	31	30	26	29	35

TOTAL CONSUMER LENDING	1,294	1,243	1,121	1,180	1,301

Total nonperforming loans (f)	3,560	3,692	3,870	4,308	4,466

OREO and foreclosed assets
Other real estate owned (OREO) (g)	561	553	546	569	589
Foreclosed and other assets	35	53	65	63	68

TOTAL OREO AND FORECLOSED ASSETS	596	606	611	632	657

Total nonperforming assets	$4,156	$4,298	$4,481	$4,940	$5,123

Nonperforming loans to total loans	2.24%	2.39%	2.57%	2.88%	2.97%
Nonperforming assets to total loans, OREO and foreclosed assets	2.60	2.77	2.97	3.29	3.39
Nonperforming assets to total assets	1.53	1.59	1.70	1.90	1.94
Allowance for loan and lease losses to nonperforming loans (f), (h)	122	122	120	110	109

(a)	See analysis of troubled debt restructurings (TDRs) on page 10.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Effective in 2011, nonperforming residential mortgage excludes loans of $61 million accounted for under the fair value option as of December 31, 2011, $68 million as of September 30, 2011, and $85 million as of June 30, 2011 and March 31, 2011, respectively. The comparable balance at December 31, 2010 was not material.
(e)	Effective in the second quarter 2011, the commercial nonaccrual policy was applied to certain small business credit card balances. This change resulted in loans placed on nonaccrual status when they become 90 days or more past due, rather than being excluded and charged off at 180 days past due.
(f)	Nonperforming loans do not include government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(g)	Other real estate owned excludes $280 million, $256 million, $273 million, $233 million, and $178 million at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011, and December 31, 2010, respectively, related to serviced loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA).
(h)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Change in Nonperforming Assets

In millions	January 1, 2011- December 31, 2011	September 30, 2011- December 31, 2011	July 1, 2011- September 30, 2011	April 1, 2011- June 30, 2011	January 1, 2011- March 31, 2011
Beginning balance	$5,123	$4,298	$4,481	$4,940	$5,123
New nonperforming assets	3,625	854	925	843	1,003
Charge-offs and valuation adjustments	(1,220)	(221)	(286)	(323)	(390)
Principal activity, including paydowns and payoffs	(1,960)	(506)	(471)	(603)	(380)
Asset sales and transfers to loans held for sale	(613)	(152)	(155)	(128)	(178)
Returned to performing status	(799)	(117)	(196)	(248)	(238)

Ending balance	$4,156	$4,156	$4,298	$4,481	$4,940

Largest Individual Nonperforming Assets at December 31, 2011 (a)

In millions
Ranking	Outstandings	Industry
1	$28	Accommodation and Food Services
2	23	Construction
3	23	Real Estate Rental and Leasing
4	20	Real Estate Rental and Leasing
5	20	Accommodation and Food Services
6	19	Real Estate Rental and Leasing
7	17	Real Estate Rental and Leasing
8	17	Real Estate Rental and Leasing
9	16	Real Estate Rental and Leasing
10	16	Real Estate Rental and Leasing

Total	$199

As a percent of total nonperforming assets 5%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Summary of Troubled Debt Restructurings

In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Commercial	$405	$396	$305	$260	$236
Consumer	1,798	1,751	1,614	1,575	1,422

Total	$2,203	$2,147	$1,919	$1,835	$1,658

Nonperforming	$1,141	$1,062	$845	$882	$784
Accruing (a)	771	780	752	639	543
Credit card (b)	291	305	322	314	331

Total	$2,203	$2,147	$1,919	$1,835	$1,658

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Consumer government insured or guaranteed loans, held for sale loans, loans accounted for under the fair value option and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of performance under the restructured terms and are excluded from nonperforming loans.
(b)	Includes credit cards and certain small business and consumer credit agreements whose terms have been restructured and are TDRs. However, since our policy is to exempt these loans from being placed on nonaccrual status as permitted by regulatory guidance as generally these loans are directly charged off in the period that they become 180 days past due, these loans are excluded from nonperforming loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Accruing Loans Past Due (Unaudited)

Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$122	$163	$149	$208	$251	.19%	.26%	.25%	.37%	.45%
Commercial real estate	96	84	98	315	128	.59	.51	.60	1.84	.71
Equipment lease financing	22	9	9	72	37	.34	.15	.14	1.16	.58
Home equity	173	177	141	146	159	.52	.53	.42	.43	.47
Residential real estate
Non government insured	180	198	201	205	226	1.24	1.35	1.34	1.34	1.41
Government insured	122	121	123	122	105	.84	.83	.82	.80	.66
Credit card	38	39	39	41	46	.96	1.03	1.04	1.11	1.17
Other consumer
Non government insured	58	55	51	60	95	.30	.30	.30	.36	.56
Government insured	207	161	134	123	165	1.08	.89	.79	.73	.97

Total	$1,018	$1,007	$945	$1,292	$1,212	.64	.65	.63	.86	.81

Accruing Loans Past Due 60 to 89 Days (a) etc.

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$47	$54	$75	$56	$92	.07%	.09%	.13%	.10%	.17%
Commercial real estate	35	25	71	65	62	.22	.15	.44	.38	.35
Equipment lease financing	5	4	2	5	2	.08	.06	.03	.08	.03
Home equity	114	101	91	96	91	.34	.30	.27	.29	.27
Residential real estate
Non government insured	72	81	68	91	107	.50	.55	.45	.59	.67
Government insured	104	110	119	131	118	.72	.75	.80	.85	.74
Credit card	25	26	23	25	32	.63	.69	.61	.67	.82
Other consumer
Non government insured	21	22	20	25	32	.11	.12	.12	.15	.19
Government insured	124	121	84	82	69	.65	.67	.49	.49	.41

Total	$547	$544	$553	$576	$605	.34	.35	.37	.39	.40

Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010	Dec. 31 2011	Sept. 30 2011	Jun. 30 2011	Mar. 31 2011	Dec. 31 2010
Commercial	$49	$34	$42	$49	$59	.07%	.05%	.08%	.09%	.11%
Commercial real estate	6	13	12	6	43	.04	.08	.07	.04	.24
Equipment lease financing		2	1		1		.03	.02		.02
Home equity	221	206	182	165	174	.67	.62	.55	.49	.51
Residential real estate
Non government insured	152	137	145	174	160	1.05	.93	.97	1.13	1.00
Government insured	2,129	1,998	1,926	1,903	1,961	14.71	13.63	12.85	12.41	12.26
Credit card	48	45	45	65	77	1.21	1.19	1.20	1.75	1.96
Other consumer
Non government insured	23	23	21	27	28	.12	.13	.12	.16	.16
Government insured	345	310	272	256	206	1.80	1.71	1.60	1.53	1.22

Total	$2,973	$2,768	$2,646	$2,645	$2,709	1.87	1.79	1.76	1.77	1.80

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management, and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, call centers and online banking. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Maryland, Illinois, Indiana, Kentucky, Florida, Virginia, Missouri, Delaware, Washington, D.C., Wisconsin, and Georgia.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government and not-for-profit entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, our multi-seller conduit, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, and real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include financial planning, customized investment management, private banking, tailored credit solutions and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody, and retirement planning services. The institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments located primarily in our geographic footprint.

Residential Mortgage Banking directly originates primarily first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint, and also originates loans through majority owned affiliates. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third party standards, and sold, servicing retained, to secondary mortgage conduits Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks and third-party investors, or are securitized and issued under the Government National Mortgage Association (GNMA) program. The mortgage servicing operation performs all functions related to servicing mortgage loans - primarily those in first lien position - for various investors and for loans owned by PNC. Certain loans originated through majority owned affiliates are sold to others.

Non-Strategic Assets Portfolio (formerly, Distressed Assets Portfolio) includes commercial residential development loans, cross-border leases, consumer brokered home equity loans, retail mortgages, non-prime mortgages, and residential construction loans. We obtained the majority of these non-strategic assets through acquisitions of other companies, and they fall outside of our core business strategy. At December 31, 2011, more than 83% of the consumer loans in this portfolio were performing. However, certain loans in this business segment continue to require special servicing and management oversight.

BlackRock is the largest publicly traded investment management firm in the world. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, multi-asset class, alternative and cash management separate accounts and funds, including iShares®, the global product leader in exchange-traded funds. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services globally to a broad base of clients. At December 31, 2011, our economic interest in BlackRock was 21%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
Income (Loss)
Retail Banking	$(28)	$33	$44	$(18)	$44	$31	$144
Corporate & Institutional Banking	576	419	448	432	543	1,875	1,794
Asset Management Group	17	33	48	43	28	141	137
Residential Mortgage Banking	(61)	22	55	71	3	87	269
Non-Strategic Assets Portfolio (b)	(2)	93	84	25	(71)	200	(57)
Other, including BlackRock (c) (d) (e) (f) (g) (h)	(9)	234	233	279	273	737	737

Income from continuing operations before noncontrolling interests	$493	$834	$912	$832	$820	$3,071	$3,024

Revenue
Retail Banking	$1,241	$1,283	$1,271	$1,247	$1,278	$5,042	$5,386
Corporate & Institutional Banking	1,271	1,120	1,180	1,098	1,376	4,669	4,950
Asset Management Group	222	217	226	222	224	887	884
Residential Mortgage Banking	219	252	219	258	228	948	992
Non-Strategic Assets Portfolio (b)	207	238	270	245	200	960	1,136
Other, including BlackRock (c) (d) (e)	389	434	436	561	597	1,820	1,828

Revenue from continuing operations	$3,549	$3,544	$3,602	$3,631	$3,903	$14,326	$15,176

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our business and management structure change. Certain prior period amounts have been reclassified to reflect current methodologies and our current business and management structure. We have revised certain capital allocations among our business segments, including amounts for prior periods. PNC’s total capital did not change as a result of these adjustments for any periods presented. Amounts are presented on a continuing operations before noncontrolling interests basis and therefore exclude the earnings and revenue attributable to GIS and the related after-tax gain on sale of GIS, which closed July 1, 2010.
(b)	Formerly, the Distressed Assets Portfolio.
(c)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2011 Form 10-K will include additional information regarding BlackRock.
(d)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, equity management activities, alternative investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments, and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.
(e)	Amounts for the three months and year ended December 31, 2010 include the $160 million gain ($102 million after taxes) related to our gain on the sale of a portion of our shares of BlackRock stock as part of BlackRock’s November 2010 secondary common stock offering.
(f)	Amounts for the three months and year ended December 31, 2011 include a $198 million noncash charge ($129 million after taxes) for the unamortized discount related to redemption of $750 million of trust preferred securities during the fourth quarter of 2011.
(g)	Amounts for the three months and year ended December 31, 2011 include expenses of $240 million and $324 million ($156 million and $210 million after taxes, respectively) for residential mortgage foreclosure-related expenses, primarily as a result of ongoing governmental matters. The related impact for both the three months and year ended December 31, 2010 was $71 million ($46 million after taxes).
(h)	Includes expenses of $28 million and $42 million ($18 million and $27 million after taxes, respectively) for the three months and year ended December 31, 2011 for integration costs. The related impact for the three months and year ended December 31, 2010 was $78 million and $387 million ($51 million and $251 million after taxes, respectively).

	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010
Period End Employees
Full-time employees
Retail Banking	21,056	21,058	21,044	20,932	20,925
Corporate & Institutional Banking	4,364	4,340	3,864	3,761	3,756
Asset Management Group	3,109	3,072	3,053	3,042	3,001
Residential Mortgage Banking	3,718	3,646	3,688	3,682	3,539
Non-Strategic Assets Portfolio	116	114	121	127	152
Other
Operations & Technology	8,933	8,807	8,724	8,644	8,582
Staff Services and Other	4,644	4,639	5,021	4,998	4,862

Total Other	13,577	13,446	13,745	13,642	13,444

Total full-time employees	45,940	45,676	45,515	45,186	44,817

Retail Banking part-time employees	5,083	5,103	5,112	4,981	4,965
Other part-time employees	868	913	1,216	959	987

Total part-time employees	5,951	6,016	6,328	5,940	5,952

Total	51,891	51,692	51,843	51,126	50,769

The period end employee statistics for the businesses reflect staff directly employed by the respective business, and exclude operations, technology and staff services employees that may perform services for the business.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Retail Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
INCOME STATEMENT
Net interest income	$832	$820	$810	$818	$826	$3,280	$3,435
Noninterest income
Service charges on deposits	135	133	125	117	125	510	681
Brokerage	48	48	52	53	52	201	213
Consumer services	195	251	253	228	239	927	912
Other	31	31	31	31	36	124	145

Total noninterest income	409	463	461	429	452	1,762	1,951

Total revenue	1,241	1,283	1,271	1,247	1,278	5,042	5,386
Provision for credit losses	229	206	180	276	157	891	1,103
Noninterest expense	1,056	1,025	1,021	1,001	1,048	4,103	4,056

Pretax earnings (loss)	(44)	52	70	(30)	73	48	227
Income taxes (benefit)	(16)	19	26	(12)	29	17	83

Earnings (loss)	$(28)	$33	$44	$(18)	$44	$31	$144

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$25,776	$25,756	$25,906	$26,064	$26,189	$25,874	$26,450
Indirect auto	3,872	3,308	2,756	2,400	2,318	3,089	2,098
Indirect other	1,355	1,432	1,519	1,612	1,695	1,478	1,875
Education	9,302	9,124	8,881	9,101	8,758	9,103	8,497
Credit cards	3,805	3,733	3,680	3,731	3,827	3,738	3,938
Other	1,957	1,874	1,809	1,823	1,840	1,866	1,804

Total consumer	46,067	45,227	44,551	44,731	44,627	45,148	44,662
Commercial and commercial real estate	10,369	10,482	10,636	10,786	10,897	10,567	11,177
Floor plan	1,452	1,304	1,473	1,572	1,482	1,450	1,336
Residential mortgage	1,092	1,150	1,196	1,287	1,389	1,180	1,599

Total loans	58,980	58,163	57,856	58,376	58,395	58,345	58,774
Goodwill and other intangible assets	5,735	5,748	5,750	5,769	5,803	5,751	5,861
Other assets	2,455	2,247	2,151	2,525	2,180	2,352	2,793

Total assets	$67,170	$66,158	$65,757	$66,670	$66,378	$66,448	$67,428

Deposits
Noninterest-bearing demand	$18,105	$18,081	$18,443	$18,103	$17,723	$18,183	$17,223
Interest-bearing demand	23,583	22,381	21,869	20,921	20,140	22,196	19,776
Money market	41,638	41,191	40,776	40,387	40,362	41,002	40,125

Total transaction deposits	83,326	81,653	81,088	79,411	78,225	81,381	77,124
Savings	8,450	8,218	8,140	7,573	7,155	8,098	6,938
Certificates of deposit	29,998	32,664	34,060	35,365	37,949	33,006	41,539

Total deposits	121,774	122,535	123,288	122,349	123,329	122,485	125,601
Other liabilities	758	786	765	1,147	1,087	855	1,458
Capital	8,152	8,223	8,246	8,048	8,323	8,168	8,439

Total liabilities and equity	$130,684	$131,544	$132,299	$131,544	$132,739	$131,508	$135,498

PERFORMANCE RATIOS
Return on average capital	(1)%	2%	2%	(1)%	2%	—%	2%
Return on average assets	(.17)	.20	.27	(.11)	.26	.05	.21
Noninterest income to total revenue	33	36	36	34	35	35	36
Efficiency	85	80	80	80	82	81	75

(a)	See note (a) on page 13.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$336	$330	$301	$301	$297
Consumer nonperforming assets	513	454	403	409	422

Total nonperforming assets	$849	$784	$704	$710	$719

Impaired loans (b)	$757	$786	$826	$869	$895

Commercial lending net charge-offs	$48	$39	$65	$67	$49	$219	$330
Credit card lending net charge-offs	44	45	54	68	68	211	316
Consumer lending (excluding credit card) net charge-offs	103	98	104	122	108	427	424

Total net charge-offs	$195	$182	$223	$257	$225	$857	$1,070

Commercial lending annualized net charge-off ratio	1.61%	1.31%	2.15%	2.20%	1.57%	1.82%	2.64%
Credit card lending annualized net charge-off ratio	4.59%	4.78%	5.89%	7.39%	7.05%	5.64%	8.02%
Consumer lending (excluding credit card) annualized net charge-off ratio	.94%	.91%	.99%	1.17%	1.02%	1.00%	1.00%

Total annualized net charge-off ratio	1.31%	1.24%	1.55%	1.79%	1.53%	1.47%	1.82%

Home equity portfolio credit statistics: (c)
% of first lien positions (d)	39%	38%	37%	36%	36%
Weighted average loan-to-value ratios (d)	72%	72%	73%	73%	73%
Weighted average FICO scores (e)	743	743	743	731	726
Annualized net charge-off ratio	1.01%	1.02%	1.00%	1.31%	.97%	1.09%	.90%
Loans 30 - 59 days past due	.58%	.58%	.48%	.47%	.49%
Loans 60 - 89 days past due	.38%	.32%	.30%	.31%	.30%
Loans 90 days past due	1.22%	1.12%	1.02%	.99%	1.02%

Other statistics:
ATMs	6,806	6,754	6,734	6,660	6,673
Branches (f)	2,511	2,469	2,459	2,446	2,470

Customer-related statistics: (in thousands)
Retail Banking checking relationships	5,761	5,722	5,627	5,521	5,465
Retail online banking active customers	3,519	3,479	3,354	3,226	3,057
Retail online bill payment active customers	1,105	1,079	1,045	1,029	977

Brokerage statistics:
Financial consultants (g)	686	703	712	700	694
Full service brokerage offices	38	37	37	34	34
Brokerage account assets (billions)	$34	$33	$35	$35	$34

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months ended and year ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Home equity lien position, loan to value, FICO and delinquency statistics are based on borrower contractual amounts and include purchased impaired loans.
(d)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited. Additionally, excludes brokered home equity loans.
(e)	Represents the most recent FICO scores we have on file.
(f)	Excludes certain satellite branches that provide limited products and/or services.
(g)	Financial consultants provide services in full service brokerage offices and traditional bank branches.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
INCOME STATEMENT
Net interest income	$904	$866	$848	$799	$917	$3,417	$3,587
Noninterest income
Corporate service fees	230	153	197	187	334	767	961
Other	137	101	135	112	125	485	402

Noninterest income	367	254	332	299	459	1,252	1,363

Total revenue	1,271	1,120	1,180	1,098	1,376	4,669	4,950
Provision for credit losses (benefit)	(136)	11	31	(30)	18	(124)	303
Noninterest expense	494	448	443	445	506	1,830	1,821

Pretax earnings	913	661	706	683	852	2,963	2,826
Income taxes	337	242	258	251	309	1,088	1,032

Earnings	$576	$419	$448	$432	$543	$1,875 $	1,794

AVERAGE BALANCE SHEET
Loans
Commercial	$38,709	$36,353	$34,673	$33,194	$31,895	$35,764	$32,787
Commercial real estate	13,903	13,670	13,839	14,347	15,035	13,938	16,466
Commercial - real estate related	4,463	3,741	3,494	3,463	3,254	3,782	3,076
Asset-based lending	8,893	8,472	7,961	7,370	6,893	8,171	6,318
Equipment lease financing	5,529	5,457	5,483	5,540	5,605	5,506	5,487

Total loans	71,497	67,693	65,450	63,914	62,682	67,161	64,134
Goodwill and other intangible assets	3,291	3,391	3,456	3,484	3,449	3,405	3,613
Loans held for sale	1,271	1,186	1,229	1,341	1,644	1,257	1,473
Other assets	10,111	9,629	8,877	8,241	8,890	9,220	8,320

Total assets	$86,170	$81,899	$79,012	$76,980	$76,665	$81,043	$77,540

Deposits
Noninterest-bearing demand	$35,770	$32,631	$29,504	$27,843	$27,544	$31,462	$24,713
Money market	13,385	13,522	12,643	12,131	11,880	12,925	12,153
Other	5,617	5,781	5,149	6,057	6,632	5,651	6,980

Total deposits	54,772	51,934	47,296	46,031	46,056	50,038	43,846
Other liabilities	14,095	14,094	12,871	12,205	13,155	13,323	11,949
Capital	8,256	7,992	7,928	7,858	8,073	8,010	8,588

Total liabilities and equity	$77,123	$74,020	$68,095	$66,094	$67,284	$71,371	$64,383

PERFORMANCE RATIOS
Return on average capital	28%	21%	23%	22%	27%	23%	21%
Return on average assets	2.65	2.03	2.27	2.28	2.81	2.31	2.31
Noninterest income to total revenue	29	23	28	27	33	27	28
Efficiency	39	40	38	41	37	39	37

COMMERCIAL MORTGAGE SERVICING
PORTFOLIO (in billions)
Beginning of period	$267	$268	$266	$266	$263	$266	$287
Acquisitions/additions	12	8	13	10	12	43	35
Repayments/transfers	(12)	(9)	(11)	(10)	(9)	(42)	(56)

End of period	$267	$267	$268	$266	$266	$267	$266

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management	$296	$298	$292	$301	$305	$1,187	$1,220
Capital Markets	$160	$158	$165	$139	$205	$622	$606
Commercial mortgage loans held for sale (c)	$38	$23	$23	$29	$9	$113	$58
Commercial mortgage loan servicing income, net of amortization (d)	48	32	29	47	48	156	244
Commercial mortgage servicing rights (impairment)/recovery (e)	—	(82)	(40)	(35)	59	(157)	(40)

Total commercial mortgage banking activities	$86	$(27)	$12	$41	$116	$112	$262
Total loans (f)	$73,417	$70,307	$66,142	$64,368	$63,695
Net carrying amount of commercial mortgage servicing rights (f)	$468	$482	$592	$645	$665
Credit-related statistics:
Nonperforming assets (f)	$1,889	$2,033	$2,260	$2,574	$2,594
Impaired loans (f) (g)	$404	$472	$603	$659	$714
Net charge-offs	$43	$94	$85	$153	$349	$375	$1,074

(a)	See note (a) on page 13.
(b)	Represents consolidated PNC amounts. Our 2011 Form 10-K will include additional information regarding these items.
(c)	Includes valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, gains on sale of loans held for sale and net interest income on loans held for sale.
(d)	Includes net interest income and noninterest income from loan servicing and ancillary services, net of commercial mortgage servicing rights amortization. Commercial mortgage servicing rights (impairment)/recovery is shown separately.
(e)	See note (a) on page 1.
(f)	Presented as of period end.
(g)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
INCOME STATEMENT
Net interest income	$61	$58	$59	$60	$65	$238	$256
Noninterest income	161	159	167	162	159	649	628

Total revenue	222	217	226	222	224	887	884
Provision for credit losses (benefit)	10	(10)	(18)	(6)	9	(24)	20
Noninterest expense	184	175	168	160	171	687	647

Pretax earnings	28	52	76	68	44	224	217
Income taxes	11	19	28	25	16	83	80

Earnings	$17	$33	$48	$43	$28	$141	$137

AVERAGE BALANCE SHEET
Loans
Consumer	$4,173	$4,134	$4,068	$4,054	$4,083	$4,108	$4,025
Commercial and commercial real estate	1,193	1,223	1,289	1,503	1,426	1,301	1,434
Residential mortgage	696	705	711	715	723	706	850

Total loans	6,062	6,062	6,068	6,272	6,232	6,115	6,309
Goodwill and other intangible assets	349	356	365	374	384	361	399
Other assets	233	246	220	271	271	243	246

Total assets	$6,644	$6,664	$6,653	$6,917	$6,887	$6,719	$6,954

Deposits
Noninterest-bearing demand	$1,305	$1,307	$1,061	$1,161	$1,432	$1,209	$1,324
Interest-bearing demand	2,529	2,315	2,309	2,291	2,033	2,361	1,835
Money market	3,625	3,591	3,548	3,591	3,393	3,589	3,283

Total transaction deposits	7,459	7,213	6,918	7,043	6,858	7,159	6,442
CDs/IRAs/savings deposits	587	620	645	676	694	632	748

Total deposits	8,046	7,833	7,563	7,719	7,552	7,791	7,190
Other liabilities	78	76	71	69	74	74	89
Capital	355	345	353	344	380	349	402

Total liabilities and equity	$8,479	$8,254	$7,987	$8,132	$8,006	$8,214	$7,681

PERFORMANCE RATIOS
Return on average capital	19%	38%	55%	51%	29%	40%	34%
Return on average assets	1.02	1.96	2.89	2.52	1.61	2.10	1.97
Noninterest income to total revenue	73	73	74	73	71	73	71
Efficiency	83	81	74	72	76	77	73

OTHER INFORMATION
Total nonperforming assets (b)	$60	$69	$69	$74	$90
Impaired loans (b) (c)	$127	$134	$135	$143	$146
Total net charge-offs (recoveries)	$6	$5	$—	$(11)	$21	$—	$42
ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$100	$95	$102	$102	$99
Institutional	110	107	117	117	113

Total	$210	$202	$219	$219	$212

Asset Type
Equity	$111	$104	$121	$120	$115
Fixed income	66	66	65	64	63
Liquidity/Other	33	32	33	35	34

Total	$210	$202	$219	$219	$212

Discretionary assets under management
Personal	$69	$65	$70	$71	$69
Institutional	38	38	39	39	39

Total	$107	$103	$109	$110	$108

Asset Type
Equity	$53	$49	$56	$57	$55
Fixed income	38	38	37	36	36
Liquidity/Other	16	16	16	17	17

Total	$107	$103	$109	$110	$108

Nondiscretionary assets under administration
Personal	$31	$30	$32	$31	$30
Institutional	72	69	78	78	74

Total	$103	$99	$110	$109	$104

Asset Type
Equity	$58	$55	$65	$63	$60
Fixed income	28	28	28	28	27
Liquidity/Other	17	16	17	18	17

Total	$103	$99	$110	$109	$104

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
INCOME STATEMENT
Net interest income	$52	$46	$47	$56	$60	$201	$256
Noninterest income
Loan servicing revenue
Servicing fees	53	60	63	50	46	226	242
Net MSR hedging gains	35	69	52	64	47	220	245
Loan sales revenue	74	72	52	84	66	282	231
Other	5	5	5	4	9	19	18

Total noninterest income	167	206	172	202	168	747	736

Total revenue	219	252	219	258	228	948	992
Provision for credit losses (benefit)	(10)	15	(8)	8	8	5	5
Noninterest expense	317	203	140	137	215	797	563

Pretax earnings (loss)	(88)	34	87	113	5	146	424
Income taxes (benefit)	(27)	12	32	42	2	59	155

Earnings (loss)	$(61)	$22	$55	$71	$3	$87	$269

AVERAGE BALANCE SHEET
Portfolio loans	$2,868	$2,777	$2,703	$2,734	$2,667	$2,771	$2,649
Loans held for sale	1,409	1,301	1,464	1,802	1,731	1,492	1,322
Mortgage servicing rights (MSR)	701	851	1,027	1,048	863	905	1,017
Other assets	6,786	5,948	5,628	6,035	5,008	6,102	4,259

Total assets	$11,764	$10,877	$10,822	$11,619	$10,269	$11,270	$9,247

Deposits	$1,756	$1,785	$1,569	$1,587	$2,089	$1,675	$2,716
Borrowings and other liabilities	4,324	3,788	3,253	4,144	3,444	3,877	2,823
Capital	832	694	667	729	745	731	919

Total liabilities and equity	$6,912	$6,267	$5,489	$6,460	$6,278	$6,283	$6,458

PERFORMANCE RATIOS
Return on average capital	(29)%	13%	33%	39%	2%	12%	29%
Return on average assets	(2.06)	.80	2.04	2.48	.12	.77	2.91
Noninterest income to total revenue	76	82	79	78	74	79	74
Efficiency	145	81	64	53	94	84	57

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$121	$125	$127	$125	$131	$125	$145
Acquisitions	1			5		6
Additions	3	2	4	3	3	12	10
Repayments/transfers	(7)	(6)	(6)	(6)	(9)	(25)	(30)

End of period	$118	$121	$125	$127	$125	$118	$125

Servicing portfolio statistics: (b)
Fixed rate	90%	90%	90%	90%	89%
Adjustable rate/balloon	10%	10%	10%	10%	11%
Weighted average interest rate	5.38%	5.44%	5.49%	5.53%	5.62%
MSR capitalized value (in billions)	$.7	$.7	$1.0	$1.1	$1.0
MSR capitalization value (in basis points)	54	56	80	88	82
Weighted average servicing fee (in basis points)	29	29	29	30	30

OTHER INFORMATION
Loan origination volume (in billions)	$3.0	$2.6	$2.6	$3.2	$3.5	$11.4	$10.5
Percentage of originations represented by:
Agency and government programs	100%	100%	100%	100%	99%	100%	99%
Refinance volume	79%	69%	68%	85%	83%	76%	74%
Total nonperforming assets (b)	$76	$77	$65	$78	$172
Impaired loans (b) (c)	$112	$132	$141	$158	$161

(a)	See note (a) on page 13.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Non-Strategic Assets Portfolio (Unaudited) (a) (b)

	Three months ended					Year ended
Dollars in millions	December 31 2011	September 30 2011	June 30 2011	March 31 2011	December 31 2010	December 31 2011	December 31 2010
INCOME STATEMENT
Net interest income	$192	$228	$257	$236	$256	$913	$1,229
Noninterest income	15	10	13	9	(56)	47	(93)

Total revenue	207	238	270	245	200	960	1,136
Provision for credit losses	88	45	81	152	231	366	976
Noninterest expense	119	47	56	53	81	275	250

Pretax earnings (loss)	—	146	133	40	(112)	319	(90)
Income taxes (benefit)	2	53	49	15	(41)	119	(33)

Earnings (loss)	$(2)	$93	$84	$25	$(71)	$200	$(57)

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$1,030	$1,143	$1,363	$1,582	$1,840	$1,277	$2,240
Lease financing	703	691	697	757	759	712	781

Total commercial lending	1,733	1,834	2,060	2,339	2,599	1,989	3,021

Consumer Lending:
Consumer	5,006	5,167	5,301	5,559	5,903	5,257	6,240
Residential real estate	5,937	6,116	6,265	6,332	6,845	6,161	7,585

Total consumer lending	10,943	11,283	11,566	11,891	12,748	11,418	13,825

Total portfolio loans	12,676	13,117	13,626	14,230	15,347	13,407	16,846
Other assets (c)	(368)	(402)	(256)	(109)	15	(288)	671

Total assets	$12,308	$12,715	$13,370	$14,121	$15,362	$13,119	$17,517

Deposits and other liabilities	$85	$76	$137	$159	$128	$111	$154
Capital	1,213	1,273	1,422	1,371	1,476	1,319	1,621

Total liabilities and equity	$1,298	$1,349	$1,559	$1,530	$1,604	$1,430	$1,775

PERFORMANCE RATIOS
Return on average capital	(1)%	29%	24%	7%	(19)%	15%	(4)%
Return on average assets	(.06)	2.90	2.52	.72	(1.83)	1.52	(.33)

OTHER INFORMATION
Nonperforming assets (d)	$1,024	$1,064	$1,087	$1,208	$1,242
Impaired loans (d) (e)	$5,251	$5,390	$5,543	$5,685	$5,879
Net charge-offs	$77	$74	$96	$123	$183	$370	$677
Annualized net charge-off ratio	2.41%	2.24%	2.83%	3.51%	4.73%	2.76%	4.02%

LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$976	$1,077	$1,222	$1,474	$1,684
Lease financing	670	701	701	695	764

Total commercial lending	1,646	1,778	1,923	2,169	2,448

Consumer Lending:
Consumer	4,930	5,066	5,240	5,381	5,769
Residential real estate	5,840	6,065	6,250	6,325	6,564

Total consumer lending	10,770	11,131	11,490	11,706	12,333

Total portfolio loans	$12,416	$12,909	$13,413	$13,875	$14,781

(a)	See note (a) on page 13.
(b)	Formerly, the Distressed Assets Portfolio.
(c)	Other assets were negative in each 2011 quarter due to the allowance for loan and lease losses.
(d)	As of period end.
(e)	Recorded investment of purchased impaired loans related to acquisitions.

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Glossary of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments from customers that exceeded the recorded investment of the designated impaired loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: Federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Economic capital - Represents the amount of resources that a business or business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

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Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Investment securities - Collectively, securities available for sale and securities held to maturity.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, an LTV of less than 90% is better secured and has less credit risk than an LTV of greater than or equal to 90%. Our real estate market values are updated on an annual basis but may be updated more frequently for select loans.

Loss Given Default (LGD) - An estimate of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through either liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings. The LGD rating is updated with the same frequency as the borrower’s PD rating, and should be done more frequently than the PD if the collateral values and amounts change often.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include non-accrual loans, certain non-accrual troubled debt restructured loans, OREO, foreclosed and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer (including loans and lines of credit secured by residential real estate), and residential real estate (including mortgages and construction) customers as well as certain non-accrual troubled debt restructured loans. Nonperforming loans do not include loans held for sale or OREO and foreclosed assets. Nonperforming loans do not include purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

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Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans through surrender or foreclosure. Foreclosed assets include all assets received in full or partial satisfaction of a loan and include real and personal property, equity interests in corporations, partnerships, joint ventures, and beneficial interests in trusts. Premises that are no longer used in operations may also be included in real estate owned.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income from continuing operations before income taxes and noncontrolling interests.

Pretax, pre-provision earnings from continuing operations - Total revenue less noninterest expense, both from continuing operations.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Provision-adjusted net interest margin - Net interest margin less the ratio of the annualized provision for credit losses to average interest-earning assets.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted average life of the financial instruments using the constant effective yield method.

Purchased impaired loans - Acquired loans determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties. This would exclude loans to commercial customers where proceeds are for general corporate purposes whether or not such facilities are secured.

Residential mortgage servicing rights hedge gains/(losses), net - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

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Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income less preferred stock dividends, including preferred stock discount accretion and redemptions, divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 common capital - Tier 1 risk-based capital, less preferred equity, less trust preferred capital securities, and less noncontrolling interests.

Tier 1 common capital ratio - Tier 1 common capital divided by period-end risk-weighted assets.

Tier 1 risk-based capital - Total shareholders’ equity, plus trust preferred capital securities, plus certain noncontrolling interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes relating to taxable and nontaxable combinations), less equity investments in nonfinancial companies less ineligible servicing assets and less net unrealized holding losses on available for sale equity securities. Net unrealized holding gains on available for sale equity securities, net unrealized holding gains (losses) on available for sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other noncontrolling interest not qualified as Tier 1, eligible gains on available for sale equity securities and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.